CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Frank B. Manning, President, Chief Executive Officer, and Acting Chief Financial Officer of Zoom Telephonics, Inc., certify that:

1)            I have reviewed this Quarterly Report on Form 10-Q/A of Zoom Telephonics, Inc.; and

2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 6, 2016	By:	/s/ Frank B. Manning
Frank B. Manning President, Chief Executive Officer and Acting Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)